Peloton Announces Q4 & FY2026 Financial Results
Delivered Year-over-Year Revenue Growth in Q4 and Exceeded Full Year FY26 Free Cash Flow Target
Full Year FY26 GAAP Net Cash Provided by Operating Activities was $388 million. Free Cash Flow* was $378 million, an increase of $54 million or 17% year-over-year.
Full Year FY26 GAAP Net Income was $63 million. Adjusted EBITDA* was $468 million, an increase of 16% year-over-year.
Total Debt was $1.3 billion. Net Debt* was $93 million, a decrease of $367 million or 80% year-over-year.

NEW YORK, NY – August 6, 2026 – Peloton Interactive, Inc. today reported financial results for the quarter and fiscal year ended June 30, 2026.

Q4 FY2026 Financial Highlights
•Total Revenue for Q4 was $608 million, an increase of $1 million year-over-year. Full Year FY26 Total Revenue was $2.446 billion, $6 million above our guidance range, primarily driven by outperformance in equipment sales across both Peloton and Precor brands.
•Ending Paid Connected Fitness Subscriptions were 2.553 million, a decrease of 247,000 or 8.8% year-over-year and within our guidance range.
•Total Gross Margin was 56.7% in Q4, and 52.6% for Full Year FY26, representing year-over-year increases of 260 basis points and 170 basis points, respectively, and in line with guidance.
•GAAP Net Income was $62 million in Q4 and $63 million for Full Year FY26. Adjusted EBITDA* was $142 million in Q4 and $468 million in Full Year FY26, an increase of $2 million and $65 million, respectively, or 16% year-over-year on a full year basis, which was negatively impacted by a $23.8 million nonrecurring accrued legal contingency in Q4 related to patent litigation.
•GAAP Net Cash Provided by Operating Activities was $91 million in Q4 and $388 million for Full Year FY26. Free Cash Flow* was $89 million for the quarter and $378 million for Full Year FY26, an increase of $54 million year-over-year on a full year basis.

“Fiscal 2026 was a defining milestone as Peloton delivered its first full year of net profitability driven by our improved revenue trajectory and substantial improvements in our cost structure” said Peter Stern, Peloton’s CEO and President. “While multi-year transformations take time, our financial discipline has fundamentally reshaped our business and grants us greater flexibility to invest in our core strengths of premium hardware, intelligent software, and human connection. We start the year with strong momentum across every part of our business as we remain focused on our evolution into a connected wellness platform.”

Sid Thacker, Peloton’s Chief Financial Officer, added, “In my short time at Peloton, my confidence in the Company’s strategic direction and future has only grown. In fiscal 2026, the Company strengthened its financial foundation, delivered strong full year Adjusted EBITDA growth and significant Free Cash Flow. We enter the new fiscal year with the same commitment to financial discipline, and with a balance sheet and capital structure that provides us an enviable platform for investment in our future and to create sustained value for our shareholders.”

Recent Business Highlights
•Exceeded our plan to deliver more than $100 million of run-rate cost savings by the end of FY26.
•Achieved positive Net Income and Operating Income on a full year basis in FY26, the first time in Peloton’s history.
•Commercial Business Unit Revenue grew double digits year-over-year in FY26.
•Expanded our global digital reach through our strategic partnership with Spotify.
•Completed the acquisition of Skōp, an early innovator in Connected Pilates that will enable us to create differentiated products and experiences that build on our industry-leading position in strength.
•Microstores outperformed internal sales goals, delivering an efficient in-person first party retail channel. We plan to double our microstore fleet in FY27.
•Launched the Pace Your Race Marathon Training Program and the Live Spring Cross-Training Plan, which had more than 850,000 completed workouts in Q4.

* For a reconciliation of all non-GAAP financial measures to their most directly comparable GAAP financial measure, and rationale for why we rely on these measures, please see the reconciliation tables below. We are not able to provide a reconciliation of these non-GAAP financial measures on a forward-looking basis without unreasonable efforts due to the inherent difficulties in forecasting certain amounts that affect Net income (loss), Adjusted EBITDA, Net cash provided by (used in) operating activities, and Free Cash Flow, as discussed in further detail in the Non-GAAP Financial Measures section below.

Outlook
Below is our outlook for Q1 and Full Year fiscal 2027. We intend to provide further details on our outlook during today’s earnings conference call.

Q1 FY27 Outlook
•Total Revenue outlook of $545 million to $565 million represents an increase of $4 million or 0.8% year-over-year at the midpoint.
•Total Gross Margin outlook of approximately 57.0% reflects an increase of 550 basis points year-over-year.
•Adjusted EBITDA outlook of $135 million to $145 million represents an increase of $22 million or 18.4% year-over-year at the midpoint.
•Ending Paid Connected Fitness Subscriptions are expected to be in the range of 2.455 million to 2.475 million, representing a decrease of 267,000 or 9.8% year-over-year at the midpoint.

	As Reported		Q1 FY27 Range		% Change (Midpoint)
Financial Results (dollars in millions)	Q1 FY26	Q4 FY26	Low	High	Y/Y	Q/Q
Total Revenue	$550.8	$607.7	$545.0	$565.0	0.8%	(8.7)%

Total Gross Margin	51.5%	56.7%	57.0%		550 bps	30 bps

Adjusted EBITDA (1)	$118.3	$142.3	$135.0	$145.0	18.4%	(1.6)%

User Metrics (in millions)
Ending Paid Connected Fitness Subscriptions	2.732	2.553	2.455	2.475	(9.8)%	(3.5)%
____________________________________
(1) Please see the section titled “Non-GAAP Financial Measures—Adjusted EBITDA” for a reconciliation of Net income to Adjusted EBITDA for Q1 FY26 and Q4 FY26 and an explanation of why we consider Adjusted EBITDA to be a helpful measure for investors. A reconciliation of Adjusted EBITDA guidance to the most directly comparable GAAP financial measures cannot be provided without unreasonable efforts.

Full Year FY27 Outlook
•Total Revenue outlook of $2.3 billion to $2.4 billion represents a decrease of $96 million or 3.9% year-over-year at the midpoint.
•Total Gross Margin outlook of approximately 54.0% reflects an increase of 140 basis points year-over-year.
•Adjusted EBITDA outlook of $475 million to $525 million represents an increase of $32 million or 6.8% year-over-year at the midpoint.
•Free Cash Flow of at least $350 million, represents a minimum target for FY27.

	As Reported	FY27 Range		% Change (Midpoint)
Financial Results (dollars in millions)	FY26	Low	High	Y/Y
Total Revenue	$2,446.0	$2,300.0	$2,400.0	(3.9)%

Total Gross Margin	52.6%	54.0%		140 bps

Adjusted EBITDA (1)	$468.2	$475.0	$525.0	6.8%

Free Cash Flow (2)	$377.6	at least $350.0
____________________________________
(1) Please see the section titled “Non-GAAP Financial Measures—Adjusted EBITDA” for a reconciliation of Net income to Adjusted EBITDA for FY26 and an explanation of why we consider Adjusted EBITDA to be a helpful measure for investors. A reconciliation of Adjusted EBITDA guidance to the most directly comparable GAAP financial measures cannot be provided without unreasonable efforts.
(2) Please see the section titled “Non-GAAP Financial Measures—Free Cash Flow” for a reconciliation of Net cash provided by operating activities to Free Cash Flow for FY26 and an explanation of why we consider Free Cash Flow to be a helpful measure for investors. A reconciliation of Free Cash Flow guidance to the most directly comparable GAAP financial measures cannot be provided without unreasonable efforts.

Q4 FY2026 Operating Metrics and Financial Summary

				% Change
User Metrics	Q4 FY25	Q3 FY26	Q4 FY26	Y/Y	Q/Q
Members (in millions) (1)	6.0	5.8	5.5	(8)%	(4)%
Ending Paid Connected Fitness Subscriptions (in millions) (1)	2.800	2.662	2.553	(9)%	(4)%
Average Net Monthly Paid Connected Fitness Subscription Churn (1)	1.8%	1.2%	2.2%	40 bps	100 bps
Ending Paid App Subscriptions (in millions) (1)	0.552	0.522	0.503	(9)%	(4)%

Financial Results (dollars in millions)
Connected Fitness Products Revenue	$198.6	$202.9	$171.1	(14)%	(16)%
Subscription Revenue	408.3	428.0	436.6	7%	2%
Total Revenue	$606.9	$630.9	$607.7	0%	(4)%

Connected Fitness Products Gross Profit	$34.4	$22.9	$23.0	(33)%	0%
Connected Fitness Products Gross Margin	17.3%	11.3%	13.4%	(390) bps	210 bps

Subscription Gross Profit	$293.7	$304.3	$321.4	9%	6%
Subscription Gross Margin	71.9%	71.1%	73.6%	170 bps	250 bps
Subscription Contribution Margin (2)	75.4%	74.4%	76.3%	90 bps	190 bps

Total Gross Profit	$328.1	$327.3	$344.3	5%	5%
Total Gross Margin	54.1%	51.9%	56.7%	260 bps	480 bps

Total Operating Expenses	$298.5	$274.8	$263.2	(12)%	(4)%

Net Income	$21.6	$26.4	$61.6	185%	133%
Adjusted EBITDA (2)	$140.0	$126.2	$142.3	2%	13%

Net Cash Provided by Operating Activities	$117.1	$152.7	$91.0	(22)%	(40)%
Free Cash Flow (2)	$112.4	$150.5	$88.7	(21)%	(41)%
____________________________________
(1) For further information on these user metrics, please refer to the section titled “User Metrics Definitions.”
(2) For a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure, please refer to the reconciliation tables in the section titled “Non-GAAP Financial Measures.”

Webcast and Conference Call Information
We will host a live call at 8:30 a.m. ET on Thursday, August 6, 2026 to discuss our financial results. To avoid delays, we encourage participants to register at least 15 minutes before the start of the call. A live webcast of the call and our earnings presentation will be available at https://investor.onepeloton.com/news-and-events/events and a replay will be available on the investor relations page of our website for 30 days.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical fact, including, without limitation, statements regarding our expected financial results for the first quarter of and the full fiscal year 2027, our execution and timing of, and the expected benefits from, our restructuring initiatives and cost-saving measures, the cost savings and other efficiencies of expanding relationships with our third-party partners, details regarding and the timing of the launch of new products and services, our initiatives with retailer partners and our efforts to optimize our retail showroom footprint, the prices of our products and services, our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.

We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from those stated, including, without limitation: our ability to successfully execute our business strategy, including our commercial strategy; our ability to achieve and maintain future profitability and positive free cash flow; our ability to attract and maintain Subscribers; our ability to accurately forecast consumer demand of our products and services and adequately manage our inventory; our ability to achieve the expected benefits of our restructuring initiatives and other cost-saving measures, including our 2025 Restructuring Plan, which has been substantially implemented; our ability to effectively manage our growth and costs; our ability to anticipate consumer preferences and successfully develop and offer new products and services in a timely manner, and effectively manage the introduction of new or enhanced products and services; demand for our products and services, including any declines in sales of our Connected Fitness Products, and growth of the connected fitness and wellness markets; our ability to maintain the value and reputation of the Peloton and Precor brands; disruptions or failures of our information technology systems or websites, or those of third parties on whom we rely; our reliance on, and lack of control over, a limited number of suppliers, contract manufacturers, and logistics partners for our Connected Fitness Products; our ability to predict our long-term performance and changes to our revenue as our business matures; the effects of increased competition in our markets and our ability to compete effectively; our dependence on third-party licenses for use of music in our content; actual or perceived defects in, or safety of, our products, including any impact of product recalls, including our Original Series Bike and Bike+ seat post recalls, quality improvement or similar programs or legal or regulatory claims, proceedings, or investigations involving our products; increases in component costs, long lead times, supply shortages or other supply chain disruptions; accidents, safety incidents or workforce disruptions; seasonality or other fluctuations in our quarterly results; our ability to generate class content; risks related to acquisitions or dispositions and our ability to successfully operate and further integrate any such acquired companies into our operations and control environment, including our Commercial Business Unit; risks related to expansion into international markets, including political and economic instability of foreign markets; risks related to payment processing, cybersecurity, or data privacy; risks related to artificial intelligence (“AI”) and our integration of AI into our products, services and business operations, including risks related to flawed algorithms, intellectual property infringement, data privacy, and evolving regulatory requirements; risks related to our Peloton Apps and their ability to work with a range of mobile and streaming technologies, systems, networks, and standards; our ability to effectively price and market our Connected Fitness Products and subscriptions; any inaccuracies in, or failure to achieve, operational and business metrics or forecasts; our ability to maintain effective internal control over financial and management systems; impacts from warranty claims or product returns; our ability to maintain, protect, and enhance our intellectual property; our ability to comply with laws and regulations that currently apply or become applicable to our business both in the United States and internationally; risks related to changes in global trade policies, including our ability to mitigate the effects of tariffs and other non-tariff restrictions, such as taxes, quotas, local content rules, customs detentions and other protectionist measures, and our ability to obtain any tariff refunds or rebates; our reliance on third parties for computing, storage, processing, and similar services, as well as delivery and installation of our products; our ability to attract and retain highly skilled personnel, including key members of senior management, and maintain our culture; the impact of macroeconomic conditions, including inflation, changes in consumer spending, recession, and rising interest rates, on demand for our products and services; risks related to pending or future litigation, government investigations, and regulatory proceedings, including securities litigation, patent litigation, and product liability matters; risks related to our common stock and indebtedness; and those risks and uncertainties described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, as such risks and uncertainties may be updated in our filings with the Securities and Exchange Commission, which are available on the Investor Relations page of our website at https://investor.onepeloton.com/investor-relations and on the SEC website at www.sec.gov. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Our forward-looking statements speak only as of the date of this press release, and we undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law.

Financial Tables
CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)

	June 30,	June 30,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$1,206.6	$1,039.5
Accounts receivable, net	82.5	101.2
Inventories, net	135.4	205.6
Prepaid expenses and other current assets	64.9	91.3
Total current assets	1,489.4	1,437.6
Property and equipment, net	164.5	239.0
Intangible assets, net	11.7	5.6
Goodwill	44.0	41.2
Restricted cash	40.9	46.2
Operating lease right-of-use assets, net	284.0	338.9
Other assets	21.4	16.8
Total assets	$2,055.9	$2,125.3
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$311.2	$372.7
Deferred revenue and customer deposits	139.5	150.7
Current portion of debt	10.0	208.5
Operating lease liabilities, current	62.5	70.1
Other current liabilities	1.8	2.0
Total current liabilities	525.0	803.9
Convertible senior notes, net of current portion	344.9	343.6
Term loan, net of current portion	944.2	946.9
Operating lease liabilities, non-current	347.7	407.5
Other non-current liabilities	33.7	37.2
Total liabilities	2,195.6	2,539.1
Stockholders’ deficit
Common stock, $0.000025 par value; 2,500,000,000 and 2,500,000,000 shares of Class A common stock authorized, 422,802,650 and 390,579,270 shares of Class A common stock issued and outstanding as of June 30, 2026 and June 30, 2025, respectively; 2,500,000,000 and 2,500,000,000 shares of Class B common stock authorized, 15,836,724 and 15,837,270 shares of Class B common stock issued and outstanding as of June 30, 2026 and June 30, 2025, respectively.	—	—
Additional paid-in capital	5,384.7	5,183.8
Accumulated other comprehensive income	15.0	5.1
Accumulated deficit	(5,539.4)	(5,602.6)
Total stockholders’ deficit	(139.7)	(413.8)
Total liabilities and stockholders’ deficit	$2,055.9	$2,125.3

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in millions, except share and per share amounts)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2026	2025	2026	2025
Revenue:
Connected Fitness Products	$171.1	$198.6	$770.4	$817.1
Subscription	436.6	408.3	1,675.6	1,673.7
Total revenue	607.7	606.9	2,446.0	2,490.8
Cost of revenue:
Connected Fitness Products	148.1	164.2	680.0	705.9
Subscription	115.2	114.6	479.3	516.6
Total cost of revenue	263.3	278.8	1,159.3	1,222.5
Gross profit	344.3	328.1	1,286.7	1,268.3
Operating expenses:
Sales and marketing	83.5	80.6	400.4	421.6
General and administrative	116.2	125.1	430.3	527.3
Research and development	57.0	55.8	242.8	234.2
Impairment expense	(0.1)	11.8	34.6	64.1
Restructuring expense	6.7	25.2	17.9	33.8
Supplier settlements	—	—	—	23.5
Total operating expenses	263.2	298.5	1,126.0	1,304.5
Income (loss) from operations	81.1	29.6	160.7	(36.2)
Other expense, net:
Interest expense	(30.0)	(31.9)	(123.8)	(134.5)
Interest income	8.8	9.0	36.4	32.7
Foreign exchange gain (loss)	0.5	15.9	(10.1)	22.4
Other income (expense), net	0.1	0.1	(0.2)	0.1
Total other expense, net	(20.6)	(7.0)	(97.6)	(79.3)
Income (loss) before income taxes	60.6	22.6	63.1	(115.6)
Income tax (benefit) expense	(1.0)	1.0	(0.1)	3.4
Net income (loss)	$61.6	$21.6	$63.2	$(118.9)
Net income (loss) attributable to Class A and Class B common stockholders	$61.6	$21.6	$63.2	$(118.9)
Earnings (loss) per share:
Basic	$0.14	$0.05	$0.15	$(0.30)
Diluted	$0.13	$0.05	$0.14	$(0.30)
Weighted-average common shares outstanding:
Basic	435,785,616	402,356,586	424,726,220	390,037,997
Diluted	521,150,924	500,858,306	436,218,643	390,037,997
Other comprehensive (loss) income:
Change in foreign currency translation adjustment	(0.3)	1.8	9.9	(10.9)
Total other comprehensive (loss) income	(0.3)	1.8	9.9	(10.9)
Comprehensive income (loss)	$61.3	$23.4	$73.1	$(129.8)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Fiscal Year Ended June 30,
	2026	2025	2024
Cash Flows from Operating Activities:
Net income (loss)	$63.2	$(118.9)	$(551.9)
Adjustments to reconcile Net income (loss) to Net cash provided by (used in) operating activities:
Depreciation and amortization expense	57.2	89.7	108.8
Stock-based compensation expense	198.6	229.6	311.7
Non-cash operating lease expense	49.8	54.5	66.2
Amortization of debt discount and issuance costs	9.5	9.1	14.2
Impairment expense	34.6	64.1	57.3
Loss on sale of subsidiary	—	—	3.8
Net foreign currency adjustments	10.1	(22.4)	—
Gain on debt extinguishment of convertible notes	—	—	(69.8)
Loss on debt extinguishment of term loan	—	—	7.5
Changes in operating assets and liabilities:
Accounts receivable	18.6	2.8	(7.0)
Inventories	81.3	136.5	163.0
Prepaid expenses and other current assets	34.2	66.6	42.6
Other assets	(4.7)	4.4	1.7
Accounts payable and accrued expenses	(71.1)	(94.0)	(95.5)
Deferred revenue and customer deposits	(11.0)	(13.5)	(23.6)
Operating lease liabilities, net	(77.3)	(82.3)	(90.8)
Other liabilities	(5.5)	6.8	(4.4)
Net cash provided by (used in) operating activities	387.6	333.0	(66.1)
Cash Flows from Investing Activities:
Proceeds from sale of Peloton Output Park	—	4.2	31.9
Capital expenditures	(9.9)	(9.3)	(19.7)
Business combinations and asset acquisitions	(11.4)	—	—
Proceeds from sales of subsidiary and net assets	—	—	14.6
Net cash (used in) provided by investing activities	(21.4)	(5.1)	26.8
Cash Flows from Financing Activities:
Principal repayment of term loan	(10.0)	(10.0)	(742.5)
Payment of principal on convertible notes	(199.0)	—	(724.9)
Proceeds from issuance of convertible notes, net of issuance costs	—	—	342.3
Proceeds from issuance of term loan, net of issuance costs	—	—	986.9
Proceeds from employee stock purchase plan withholdings	3.5	4.1	3.1
Proceeds from employee stock plans	0.6	11.2	41.2
Taxes withheld and paid on employee stock awards	(2.2)	(3.5)	—
Principal repayments of finance leases	(0.3)	(0.1)	(0.5)
Net cash (used in) provided by financing activities	(207.6)	1.7	(94.4)
Effect of exchange rate changes	3.0	5.3	(1.0)
Net change in cash, cash equivalents, and restricted cash	161.7	334.9	(134.6)
Cash, cash equivalents, and restricted cash — Beginning of period	1,085.8	750.9	885.5
Cash, cash equivalents, and restricted cash — End of period	$1,247.4	$1,085.8	$750.9
Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$122.2	$127.2	$95.6

Cash paid for income taxes	$5.5	$2.6	$—
Term loan issuance costs recorded within Net loss	$—	$—	$8.7
Supplemental Disclosures of Non-Cash Investing and Financing Information:
Accrued and unpaid capital expenditures, including software	$0.3	$0.3	$0.1

Non-GAAP Financial Measures
In addition to our results determined in accordance with accounting principles generally accepted in the United States, or GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance. These non-GAAP financial measures have limitations as analytical tools in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Because of these limitations, Adjusted EBITDA, Subscription Contribution, Subscription Contribution Margin, Free Cash Flow, and Net Debt should be considered along with other operating and financial performance measures presented in accordance with GAAP.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found below.

A reconciliation of the Company’s Adjusted EBITDA and Free Cash Flow guidance to the most directly comparable GAAP financial measures cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that are made for other expense (income), net, income tax expense (benefit), depreciation and amortization expense, stock-based compensation expense, restructuring expense, impairment expense, supplier settlements, product recall related matters, litigation and settlement expenses, and other adjustments reflected in our reconciliation of historical Adjusted EBITDA, the amounts of which could be material.

Adjusted EBITDA
We calculate Adjusted EBITDA as net income (loss) adjusted to exclude: other expense (income), net; net (gains) losses on debt refinancing; income tax expense (benefit); depreciation and amortization expense; stock-based compensation expense; impairment expense; restructuring expense; product recall related matters; certain litigation and settlement expenses; supplier settlements; and other adjustment items that arise outside the ordinary course of our business.
We use Adjusted EBITDA as a measure of operating performance and the operating leverage in our business. We believe that this non-GAAP financial measure is useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results for the following reasons:

•Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization expense, other expense (income), net, and provision for income taxes that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired;
•Our management uses Adjusted EBITDA in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance; and
•Adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of our core operating results, and may also facilitate comparisons with other peer companies, many of which use a similar non-GAAP financial measure to supplement their GAAP results.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are, or may in the future be, as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA excludes stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy;
•Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) interest and other income (expense), or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (3) income taxes, which may represent a reduction in cash available to us;

•Adjusted EBITDA does not reflect gains (losses) associated with refinancing efforts that we have determined are outside of the ordinary course of business and are nonrecurring, infrequent or unusual based on factors such as the nature and strategy of the refinancing, as well as our frequency and past practice of performing refinancing activities;
•Adjusted EBITDA does not reflect certain litigation expenses, consisting of legal settlements and related fees for specific proceedings that we have determined arise outside of the ordinary course of business and are nonrecurring, infrequent or unusual based on the following considerations which we assess regularly: (1) the frequency of similar cases that have been brought to date, or are expected to be brought within two years; (2) the complexity of the case; (3) the nature of the remedy(ies) sought, including the size of any monetary damages sought; (4) offensive versus defensive posture of us; (5) the counterparty involved; and (6) our overall litigation strategy. Following a change in practice beginning during the fiscal year ended June 30, 2022, we no longer adjust Adjusted EBITDA for costs from new patent litigation or consumer arbitration claims, unless we consider the matter to be nonrecurring, infrequent or unusual. We continue to adjust Adjusted EBITDA for historical patent infringement and consumer arbitration claims that were determined, prior to our change in practice, to be nonrecurring, infrequent, or unusual;
•Adjusted EBITDA does not reflect acquisition-related costs, including transaction and integration costs;
•Adjusted EBITDA does not reflect impairment charges and gains (losses) on disposals of fixed assets;
•Adjusted EBITDA does not reflect costs associated with certain product recall related matters including adjustments to the return reserves, inventory write-downs, logistics costs associated with Member requests, the cost to move the recalled product for those that elect the option, subscription waiver costs of service, and recall-related hardware development and repair costs. We make adjustments for product recall related matters that we have determined arise outside of the ordinary course of business and are nonrecurring, infrequent or unusual based on factors including the nature of the product recall, our experience with similar product recalls at the time of such assessment, the impacts on us of the recall remedy and associated logistics, supply chain, and other externalities, as well as the expected consumer demand for such a remedy, and operational complexities in the design, regulatory approval and deployment of a remedy;
•Adjusted EBITDA does not reflect costs associated with the Restructuring Plans and similar initiatives;
•Adjusted EBITDA does not reflect supplier settlements that are outside of the ordinary course of business and are nonrecurring, infrequent or unusual based on factors such as the nature of the settlements, as well as our frequency and past practice of performing refinancing activities; and
•The expenses and other items that we exclude in our calculation of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results and we may, in the future, exclude other significant, unusual expenses or other items from this financial measure. Because companies in our industry may calculate this measure differently than we do, its usefulness as a comparative measure can be limited.

Because of these limitations, Adjusted EBITDA should be considered along with other operating and financial performance measures presented in accordance with GAAP.

The following table presents a reconciliation of Adjusted EBITDA to Net income (loss), the most directly comparable financial measure prepared in accordance with GAAP, for each of the periods indicated:

	Three Months Ended				Fiscal Year Ended
	June 30, 2026	March 31, 2026	September 30, 2025	June 30, 2025	June 30, 2026	June 30, 2025
	(in millions)
Net income (loss)	$61.6	$26.4	$13.9	$21.6	$63.2	$(118.9)
Adjusted to exclude the following:
Total other expense, net	20.6	25.6	26.7	7.0	97.6	79.3
Income tax (benefit) expense	(1.0)	0.4	0.7	1.0	(0.1)	3.4
Depreciation and amortization expense	11.5	13.6	16.8	20.8	57.2	89.7
Stock-based compensation expense	43.1	52.7	47.5	52.5	197.8	228.8
Impairment expense	(0.1)	3.4	8.3	11.8	34.6	64.1
Restructuring expense	6.7	4.1	4.4	25.2	17.9	33.8
Supplier settlements	—	—	—	—	—	23.5
Adjusted EBITDA	$142.3	$126.2	$118.3	$140.0	$468.2	$403.6

Subscription Contribution and Subscription Contribution Margin
We define “Subscription Contribution” as Subscription Revenue less Subscription Cost of revenue, adjusted to exclude depreciation and amortization and stock-based compensation expenses included within Subscription Cost of revenue. Subscription Contribution Margin is calculated by dividing Subscription Contribution by Subscription Revenue.

We use Subscription Contribution and Subscription Contribution Margin to measure our ability to scale and leverage the costs of our Connected Fitness Subscriptions. We believe that these non-GAAP financial measures are useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results because our management uses Subscription Contribution and Subscription Contribution Margin in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance.

The use of Subscription Contribution and Subscription Contribution Margin as analytical tools has limitations, and you should not consider these in isolation or as substitutes for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Subscription Contribution and Subscription Contribution Margin do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and
•Subscription Contribution and Subscription Contribution Margin exclude stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy.

Because of these limitations, Subscription Contribution and Subscription Contribution Margin should be considered along with other operating and financial performance measures presented in accordance with GAAP.

The following table presents a reconciliation of Subscription Contribution and Subscription Contribution Margin to Subscription Gross Profit and Subscription Gross Margin, respectively, which are the most directly comparable financial measures prepared in accordance with GAAP, for each of the periods indicated:

	Three Months Ended June 30,		Three Months Ended March 31,
	2026	2025	2026
	(dollars in millions)
Subscription Revenue	$436.6	$408.3	$428.0
Less: Subscription Cost of revenue	115.2	114.6	123.6
Subscription Gross Profit	$321.4	$293.7	$304.3
Subscription Gross Margin	73.6%	71.9%	71.1%
Add back:
Depreciation and amortization expense	$3.4	$6.2	$4.0
Stock-based compensation expense	8.4	8.1	9.9
Subscription Contribution	$333.2	$307.9	$318.3
Subscription Contribution Margin	76.3%	75.4%	74.4%

Free Cash Flow
We define Free Cash Flow as Net cash provided by (used in) operating activities less Capital expenditures. Free Cash Flow reflects an additional way of viewing our liquidity that, we believe, when viewed with our GAAP results, provides management, investors, and other users of our financial information with a more complete understanding of factors and trends affecting our cash flows.

The use of Free Cash Flow as an analytical tool has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. For example, Free Cash Flow does not incorporate payments made for purchases of marketable securities or principal repayments on our debt, which reduces cash available to us. Because of these limitations, Free Cash Flow should be considered along with other operating and financial performance measures presented in accordance with GAAP.

The following table presents a reconciliation of Free Cash Flow to Net cash provided by operating activities, the most directly comparable financial measure prepared in accordance with GAAP, for each of the periods indicated:

	Three Months and Fiscal Year Ended		Three Months Ended
	June 30, 2026		March 31, 2026	June 30, 2025
	(in millions)
Net cash provided by operating activities	$91.0	$387.6	$152.7	$117.1
Capital expenditures	(2.3)	(9.9)	(2.2)	(4.7)
Free Cash Flow	$88.7	$377.6	$150.5	$112.4

Net Debt
We define Net Debt as Total debt less Cash and cash equivalents. Total debt consists of the carrying amount of Current portion of debt, Convertible senior notes, net of current portion, and Term loan, net of current portion, on our Consolidated Balance Sheets, which includes unamortized debt discount and issuance costs. Net Debt reflects an additional way of viewing our liquidity that, we believe, when viewed with our GAAP results, provides management, investors, and other users of our financial information with a more complete understanding of factors and trends affecting our capital structure and balance sheet leverage.

Net Debt has limitations as an analytical tool and may vary from similarly titled measures used by other companies. Because of this, Net Debt should not be considered in isolation or as a substitute for an analysis of our financial measures prepared and presented in accordance with GAAP.

The following table presents a reconciliation of Net Debt to Total debt, the most comparable financial measure prepared in accordance with GAAP, for each of the periods indicated:

	June 30,
	2026	2025
	(in millions)
Current portion of debt	$10.0	$208.5
Convertible senior notes, net of current portion	344.9	343.6
Term loan, net of current portion	944.2	946.9
Total debt	1,299.1	1,498.9
Less: Cash and cash equivalents	1,206.6	1,039.5
Net Debt	$92.6	$459.4

Gross Principal Debt Outstanding, Net of Cash and cash equivalents, Gross Leverage Ratio, and Net Leverage Ratio
Gross principal debt outstanding consists of the gross principal amount outstanding on Total debt, which excludes unamortized debt discount and issuance costs. We define Gross principal debt outstanding, net of cash and cash equivalents as Gross principal debt outstanding less Cash and cash equivalents. This metric reflects an additional way of viewing our liquidity that, we believe, when viewed with our GAAP results, provides management, investors, and other users of our financial information with a more complete understanding of factors and trends affecting our capital structure and balance sheet leverage.

Our Gross Leverage Ratio is defined as Gross principal debt outstanding divided by Adjusted EBITDA for the trailing twelve months ended June 30, 2026 and 2025, respectively ("Trailing Twelve Month Adjusted EBITDA"). Our Net Leverage Ratio is defined as Gross principal debt outstanding, net of cash and cash equivalents divided by our Trailing Twelve Month Adjusted EBITDA. Trailing Twelve Month Adjusted EBITDA is computed by summing our reported Adjusted EBITDA for the trailing four fiscal quarters. We believe that our Gross Leverage Ratio and Net Leverage Ratio are useful measures to management and investors in understanding trends in our overall financial condition.

These metrics have limitations as an analytical tool and may vary from similarly titled measures used by other companies. Because of this, they should not be considered in isolation or as a substitute for an analysis of our financial measures prepared and presented in accordance with GAAP.

The following table presents a reconciliation of Adjusted EBITDA to Net income (loss), the most directly comparable financial measure prepared in accordance with GAAP, for each of the periods indicated, a reconciliation of Gross principal debt outstanding, net of cash and cash equivalents to Gross principal debt outstanding, the most comparable financial measure prepared in accordance with GAAP, for each of the periods indicated, and the computation of our Gross Leverage Ratio and Net Leverage Ratio:

	Trailing Twelve Months Ended June 30,
	2026		2025
	(dollars in millions)
Net income (loss)	$63.2		$(118.9)
Adjusted to exclude the following:
Total other expense, net	97.6		79.3
Income tax (benefit) expense	(0.1)		3.4
Depreciation and amortization expense	57.2		89.7
Stock-based compensation expense	197.8		228.8
Impairment expense	34.6		64.1
Restructuring expense	17.9		33.8
Supplier settlements	—		23.5
Adjusted EBITDA (1)	$468.2		$403.6

Gross principal debt outstanding	$1,330.0		$1,539.0
Less: Cash and cash equivalents	1,206.6		1,039.5
Gross principal debt outstanding, net of cash and cash equivalents	$123.4		$499.5

Gross Leverage Ratio (2)	2.8	x	3.8	x
Net Leverage Ratio (2)	0.3	x	1.2	x
____________________________________
(1) See section titled “Non-GAAP Financial Measures—Adjusted EBITDA” for further information on this non-GAAP financial measure.
(2) Gross Leverage Ratio is calculated as Gross principal debt outstanding divided by Adjusted EBITDA, and Net Leverage Ratio is calculated as Gross principal debt outstanding, net of cash and cash equivalents divided by Adjusted EBITDA.

User Metrics Definitions
Members
Members includes any individual who has a Peloton account through a Paid Connected Fitness Subscription or a Paid App Subscription, inclusive of the Peloton App+, App One, Strength+, and Breathwrk Memberships (the “Peloton Apps”), and engages in one or more workouts in the trailing 12-month period.
Ending Paid Connected Fitness Subscriptions
Ending Paid Connected Fitness Subscriptions includes all Connected Fitness Subscriptions for which we are currently receiving payment (a successful credit card billing or prepaid subscription credit or waiver). We do not include paused Connected Fitness Subscriptions in our Ending Paid Connected Fitness Subscription count.
Average Net Monthly Paid Connected Fitness Subscription Churn
To align with the definition of Ending Paid Connected Fitness Subscriptions above, our quarterly Average Net Monthly Paid Connected Fitness Subscription Churn is calculated as follows: Paid Connected Fitness Subscriber “churn count” in the quarter, divided by the average number of beginning Paid Connected Fitness Subscribers each month, divided by three months. “Churn count” is defined as quarterly Connected Fitness Subscription churn events minus Connected Fitness Subscription unpause events minus Connected Fitness Subscription reactivations.
We refer to any cancellation or pausing of a subscription for our All-Access Membership as a churn event. Because we do not receive payment for paused Connected Fitness Subscriptions, a paused Connected Fitness Subscription is treated as a churn event at the time the pause goes into effect, which is the start of the next billing cycle. An unpause event occurs when a pause period elapses without a cancellation and the Connected Fitness Subscription resumes, and is therefore counted as a reduction in our churn count in that period. Our churn count is shown net of reactivations and our quarterly Average Net Monthly Paid Connected Fitness Subscription Churn metric averages the monthly Connected Fitness churn percentage across the three months of the reported quarter.

Ending Paid App Subscriptions
Ending Paid App Subscriptions includes all subscriptions to our Peloton Apps for which we are currently receiving payment (a successful credit card billing or prepaid with subscription credits or waivers). Starting in fiscal 2026, we no longer report on Average Monthly Paid App Subscription Churn.